UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2010

ZORAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27246	94-2794449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 523-6500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Commencing on June 1, 2010, Zoran Corporation (the “Company”) is entering into Indemnification Agreements (each, an “Indemnification Agreement”) with each of its current directors and executive officers and certain other officers and key employees (each an “Indemnitee”). Each Indemnification Agreement becomes effective as of the date executed by the respective Indemnitee. The Indemnification Agreements replace any other indemnification agreement in effect between each Indemnitee and the Company immediately prior to the execution and delivery of the Indemnification Agreement.

Each Indemnification Agreement provides that, to the fullest extent permitted by Delaware law and subject to exceptions specified in the Indemnification Agreement, the Company shall indemnify, defend and hold harmless the respective Indemnitee against any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative arising out of or resulting from, among other things, any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or to any other entity to which he or she provides services at the Company’s request, as well as losses arising therefrom, in each case, as more fully described in the Indemnification Agreement. Further, the Company, pursuant to the terms of each Indemnification Agreement, shall advance expenses incurred by the respective Indemnitee, including attorneys’ and other fees and expenses, in connection with any proceeding covered by the Indemnification Agreement. Each Indemnification Agreement also requires that the Company take commercially reasonable efforts to maintain in effect for the benefit of the Indemnitee one or more policies of directors’ and officers’ liability insurance.

The rights of indemnification provided by each Indemnification Agreement are not exclusive and are in addition to the rights to indemnification, advancement of expenses and insurance provided in the Company’s certificate of incorporation or bylaws.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the actual terms of each Indemnification Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Number	Title

10.1	Form of Indemnification Agreement for Directors, Officers and Key Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZORAN CORPORATION

Date: June 4, 2010	By:	/S/ KARL SCHNEIDER
	Name:	Karl Schneider
	Title:	Senior Vice President of Finance and Chief Financial Officer

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors, Officers and Key Employees